Exhibit 4.15.7


                                 AMENDMENT NO. 4
                               TO CREDIT AGREEMENT


     AMENDMENT NO. 4 TO CREDIT AGREEMENT ("this Amendment"), dated as of March 31, 2005, among FOAMEX L.P., a Delaware limited partnership (the "Borrower"), the affiliates of the Borrower party hereto, the lending institutions party hereto and BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent").

     WHEREAS, the Borrower, certain of its affiliates as guarantors, the lenders party thereto, the Administrative Agent, Banc of America Securities LLC ("BAS") and GECC Capital Markets Group, Inc., as co-lead arrangers, BAS, as sole book manager, General Electric Capital Corporation, as syndication agent, and Congress Financial Corporation (Central) and Bank One, NA (Main Office Chicago), as co-documentation agents, entered into a certain Credit Agreement, dated as of August 18, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which such lenders have agreed, subject to certain terms and conditions, to make revolving advances and term loans to the Borrower and to issue or to cause the issuance of letters of credit for the account of the Borrower;

     WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement;

     NOW, THEREFORE, subject to the conditions precedent set forth in Section 3 hereof, the Borrower, the Guarantors, the Lenders and the Administrative Agent hereby agree as follows:

     SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. AMENDMENTS TO CREDIT AGREEMENT.

     2.1 Annex A to the Credit Agreement is hereby amended by adding the following defined term in the correct alphabetical order:

     "Fourth Amendment Effective Date" means the effective date of Amendment No. 4, dated as of March 31, 2005, to this Agreement.

     2.2 The definition of "Additional B Term Loans" in Annex A to the Credit Agreement is hereby amended by (a) adding "(i)" after the word "solely" in the first sentence of such definition, (b) adding the words "and/or (ii) in an aggregate amount not to exceed $25,000,000 of such additional term loans, to repay principal on the Revolving Loans" immediately after the words "and to pay fees and expenses incurred in connection therewith" in the first sentence of such definition and (c) adding the following new sentence to the end of such definition:

     The Administrative Agent and the Lenders agree that, unless requested otherwise by Foamex or requested by the Majority Lenders during the continuance of an Event of

     Default,   permitted   repayments  of  Revolving  Loans  with  proceeds  of
     Additional B Term Loans shall be without reduction of the Maximum Revolver Amount or any Revolving Credit Commitment.

     2.3 The definition of "Applicable Margin" in Annex A to the Credit Agreement is hereby amended by amending and restating in its entirety the second sentence of such definition to read as follows:

     The Applicable Margins shall be adjusted (up or down) prospectively, determined by reference to the pricing grid set forth below, on the date (each a "Calculation Date") that is the first day of the first calendar month following the date on which Financial Statements are required to be delivered to the Administrative Agent pursuant to Section 5.2(a) or (b) as at and for the fiscal quarter or Fiscal Year just ended (whichever ended later), as the case may be, based upon the Fixed Charge Coverage Ratio for the four consecutive fiscal quarter period of Foamex ending on the last day of such fiscal quarter or Fiscal Year, as applicable; provided, however, that (i) the initial Applicable Margins shall be as set forth in the immediately preceding paragraph until the Calculation Date based upon the date required for delivery of the Financial Statements pursuant to Section 5.2(b) for the fiscal quarter of Foamex ending on or about June 27, 2004, on and after which (except as provided in clause (ii) of this proviso below) the Pricing Level shall be determined by the Fixed Charge Coverage Ratio for the four consecutive fiscal quarter period of Foamex ending on the last day of the most recently ended fiscal quarter of Foamex preceding the applicable Calculation Date, (ii) the Applicable Margins shall be based on Pricing Level I during the period from the Fourth Amendment Effective Date until the Calculation Date based upon the date required for delivery of the Financial Statements pursuant to Section 5.2(b) for the fiscal quarter of Foamex ending on or about March 31, 2005, on and after which the Pricing Level shall be determined by the Fixed Charge Coverage Ratio for the four consecutive fiscal quarter period of Foamex ending on the last day of the most recently ended fiscal quarter of Foamex preceding the applicable Calculation Date and (iii) if the Financial Statements referred to above are not delivered on or prior to the date required hereunder for delivery of such Financial Statements, then the Applicable Margins shall be based on Pricing Level I.

     2.4 The definition of "Borrowing Cutoff Amount" in Annex A to the Credit Agreement is hereby amended by replacing the table set forth therein with the following table:

     Relevant EBITDA Fiscal Month                                  Amount
     ----------------------------                                  ------

     Fiscal month of Foamex ending                                   3.50
     October 26, 2003 and each fiscal
     month of Foamex ending thereafter
     through and including the fiscal month
     of Foamex ending March 28, 2004

     Relevant EBITDA Fiscal Month                                  Amount
     ----------------------------                                  ------

     Fiscal month of Foamex ending                                   3.25
     April 25, 2004 and each fiscal month
     of Foamex ending thereafter through
     and including the fiscal month of
     Foamex ending August 22, 2004

     Fiscal month of Foamex ending                                   3.50
     September 26, 2004 and each fiscal
     month of Foamex ending thereafter
     through and including the fiscal month
     of Foamex ending January 2, 2005

     Fiscal month of Foamex ending                                   3.55
     January 30, 2005

     Fiscal month of Foamex ending                                   4.10
     February 27, 2005

     Fiscal month of Foamex ending April                             4.35
     3, 2005

     Fiscal month of Foamex ending May                               4.50
     1, 2005

     Fiscal month of Foamex ending May                               4.60
     29, 2005

     Fiscal month of Foamex ending July                              5.00
     3, 2005

     Fiscal month of Foamex ending July                              5.00
     31, 2005

     Fiscal month of Foamex ending                                   4.90
     August 28, 2005

     Fiscal month of Foamex ending                                   4.85
     October 2, 2005

     Fiscal month of Foamex ending                                   4.75
     October 30, 2005

     Fiscal month of Foamex ending                                   4.15
     December 4, 2005 and each fiscal

     Relevant EBITDA Fiscal Month                                  Amount
     ----------------------------                                  ------

     month of Foamex ending thereafter
     through and including the fiscal month
     of Foamex ending January 29, 2006

     Fiscal month of Foamex ending                                   4.00
     February 26, 2006 and each fiscal
     month of Foamex ending thereafter
     through and including the fiscal month
     of Foamex ending April 30, 2006

     Fiscal month of Foamex ending May                               3.75
     28, 2006 and each fiscal month of
     Foamex ending thereafter through and
     including the fiscal month of Foamex
     ending July 30, 2006

     Fiscal month of Foamex ending                                   3.50
     August 27, 2006 and each fiscal
     month of Foamex ending thereafter
     through and including the fiscal month
     of Foamex ending October 29, 2006

     Fiscal month of Foamex ending                                   3.35
     December 4, 2006 and each fiscal
     month of Foamex ending thereafter
     through and including the fiscal month
     of Foamex ending April 29, 2007

     Fiscal month of Foamex ending May                               3.25
     27, 2007 and each fiscal month
     of Foamex ending thereafter

     2.5 The definition of "Fixed Charges" in Annex A to the Credit Agreement is hereby amended by (a) adding "and the Delaware County (PA) Industrial Revenue Bonds, in each instance," immediately after the words "Foamex 13 1/2% Subordinated Notes" in clause (ii) of such definition, (b) deleting the comma at the end of subclause (E) of clause (vii) of such definition and substituting "and" therefor and (c) deleting subclauses (G) and (H) from clause (vii) of such definition.

     2.6 The definition of "Junior Term Loan Funding Conditions" in Annex A to the Credit Agreement is hereby amended by (a) adding "(other than up to $25,000,000 of Additional B Term Loans made on or after the Fourth Amendment Effective Date used to repay principal on the Revolving Loans)" after the words "in respect of or under the Additional B Term Loans" in clause (v) thereof and
(b)  adding  "and not used to repay  Term  Loans or  Additional

B Term Loans as permitted under clause second of the fifth sentence of Section 3.4(f)" immediately after the words "to the extent permitted for such purpose" in clause (v) thereof.

     2.7 The definition of "Revolving Loan Application Order" in Annex A to the Credit Agreement is hereby amended by deleting the words "clause fifth" and substituting therefor the words "clause fourth".

     2.8 Section 1.3A(a)(i) of the Credit Agreement is hereby amended by (a) adding "(other than the portion of the Additional B Term Loans made on or after the Fourth Amendment Effective Date used, to the extent permitted hereunder, to repay principal on the Revolving Loans)" immediately after the words "the amount of the Additional B Term Loans" in clause (i) of the proviso in the first sentence thereof and (b) adding "and are not applied to the Term Loans or Additional B Term Loans as permitted under clause "second" of the fifth sentence of Section 3.4(f)" immediately after the words "clause "first" of the fifth sentence of Section 3.4(f)" in clause (iii) of the proviso in the first sentence thereof.

     2.9 Section 3.4(a) of the Credit Agreement is hereby amended by deleting each reference to "clause seventh of the fifth sentence of Section 3.4(f)" appearing in the proviso to the last sentence thereof and substituting "clauses second and seventh of the fifth sentence of Section 3.4(f)" therefor.

     2.10 Section 3.4(f) of the Credit Agreement is hereby amended by (a) adding "and in the fifth sentence of this Section 3.4(f)" immediately after the words "except as provided in the first parenthetical of this sentence" in the proviso to the first sentence thereof, (b) amending and restating clause two of the fifth sentence thereof to read as follows:

     second,  at the option of Foamex,  in the event (and only such  event) that
     (x) the average aggregate Availability for all Borrowers for the thirty consecutive day period ending on the Business Day immediately preceding the date of such repurchase or repayment is greater than the sum of (i) $10,000,000 plus (ii) the Availability Required Amount in effect on the Business Day immediately preceding the date of such repurchase or repayment, (y) immediately after giving effect to such repurchase or repayment, the aggregate Availability of all the Borrowers is greater than the sum of (i) $10,000,000 plus (ii) the Availability Required Amount in effect on the date of such repurchase or repayment, and (z) at the time of such repurchase or repayment there exists no Default or Event of Default (and no Default or Event of Default would result therefrom), to repurchase at par or a discount on the open market or repay at maturity Foamex 13 1/2% Subordinated Notes and/or to repay principal on Additional B Term Loans made on or after the Fourth Amendment Effective Date used, to the extent permitted hereunder, to repay principal on Revolving Loans; provided, that until the Term Loans are paid in full, no such repayments of Additional B Term Loans shall be permitted unless concurrently therewith an amount of proceeds of such disposition of Designated Assets (in addition to those Net Proceeds required to be applied pursuant to clause first and other clauses of this sentence) equal to such proceeds used to repay principal of Additional B Term Loans as provided above (one-half of such proceeds after $8,000,000 of principal on the Term Loans is repaid with proceeds of dispositions of Designated Assets pursuant to this clause second) are also applied to scheduled installments of principal on the Term Loans in inverse order of maturity,

, (c) adding "and/or repay principal on Additional B Term Loans and Term Loans" immediately after the words "If Foamex elects pursuant to clause "second" of the previous sentence to repurchase or repay Foamex 13 1/2 % Subordinated Notes" at the beginning of the sixth sentence thereof and (d) adding "and/or to repay principal on Additional B Term Loans and Term Loans in accordance with clause "second" of the previous sentence, as appropriate" immediately after the words "in accordance with Section 7.12(E)" in the sixth sentence thereof.

     2.11 Section 7.24 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     7.24 Fixed Charge Coverage Ratio. Foamex shall not permit the Fixed Charge Coverage Ratio for any fiscal quarter period of Foamex set forth below to be less than the ratio set forth opposite such fiscal quarter period:

          Fiscal Quarter Period                                       Ratio
          ---------------------                                       -----
          Fiscal quarter of Foamex ending on or                     0.56:1.00
          about March 31, 2005

          Two consecutive fiscal quarter period of                  0.65:1.00
          Foamex ending on or about June 30, 2005

          Three consecutive fiscal quarter period of                0.75:1.00
          Foamex ending on or about September 30,
          2005

          Four consecutive fiscal quarter period of                 0.81:1.00
          Foamex ending on or about December 31,
          2005

          Four consecutive fiscal quarter period of                 0.89:1.00
          Foamex ending on or about March 31,
          2006

          Each four consecutive fiscal quarter                      1.00:1.00
          period of Foamex ending on or about June
          30, 2006 and thereafter

     2.12 Section 7.16 of the Credit Agreement is hereby amended by deleting the clause "or clause seventh of the fifth sentence of Section 3.4(f)" immediately after the words "second sentence of Section 3.4(f)" in clause (e) thereof and substituting "or clauses second or seventh of the fifth sentence of Section 3.4(f)" therefor.

     2.13 Section 7.27 of the Credit Agreement is hereby amended by adding the following proviso at the end of clause (ii) thereof immediately before the period:

     ; provided, that during the period commencing on the Fourth Amendment Effective Date and ending on January 15, 2006 so long as the aggregate
     Borrowing Bases of all the Borrowers and Foamex Canada is equal to or greater than $190,000,000 (calculated without giving effect to any reduction in the Borrowing Bases pursuant to the parenthetical below), the minimum Availability required to be maintained by the Borrowers shall be $10,000,000 (it being agreed that if this proviso shall be in effect, in determining compliance with such $10,000,000 minimum Availability test, the aggregate Borrowing Bases of all the Borrowers and Foamex Canada shall be deemed reduced by $5,000,000)

     SECTION 3. EFFECTIVENESS. This Amendment shall become effective on such date as the following conditions shall have been satisfied in full:

     3.1  Counterparts  of  this  Amendment  executed  by  the  Borrowers,   the
Guarantors, the Lenders and the Administrative Agent shall have been delivered to the Administrative Agent.

     3.2 The Administrative Agent shall have received an amendment to the Senior Lenders Intercreditor Agreement, duly executed by the Term Loan B Agent, Foamex and those Affiliates of Foamex party thereto, in form and substance satisfactory to the Administrative Agent.

     3.3 The Administrative Agent shall have received a copy, certified by a Responsible Officer of Foamex as true and complete, of an amendment to the Term Loan B Agreement, consenting to this Amendment and providing for amendments to the Term Loan B Agreement consistent with certain amendments herein contemplated, which amendment shall be in form and substance satisfactory to the Administrative Agent and the Majority Lenders.

     3.4 The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and the Bank, two fully executed fee letters, dated the date hereof (the "Fee Letters"), each between the Administrative Agent and the Borrowers and the Administrative Agent shall have received payment of all fees payable thereunder.

     SECTION 4. CONSENT TO AMENDMENTS TO SENIOR LENDERS INTERCREDITOR AGREEMENT AND TERM LOAN B AGREEMENT.

     4.1 Each of the Lenders, by its signature to this Amendment, hereby authorizes the Administrative Agent to enter into the amendment to the Senior Lenders Intercreditor Agreement referred to in Section 3.2 of this Amendment and agrees to be bound by the provisions of the Senior Lenders Intercreditor Agreement as so amended.

     4.2 Each of the Lenders, by its signature to this Amendment, hereby consents to the amendment to the Term Loan B Agreement, a copy of which is attached as Exhibit A hereto.

     SECTION 5. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 6. REFERENCES TO CREDIT AGREEMENT. From and after the effectiveness of this Amendment and the amendments contemplated hereby, all references in the Credit Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Credit Agreement, as amended and modified by this Amendment, and all references in other documents to the Credit Agreement shall mean such agreement as amended and modified by this Amendment.

     SECTION 7. RATIFICATION AND CONFIRMATION. The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. Each of the Borrower and the Guarantors represents and warrants that (i) all representations and warranties contained in the Loan Documents are correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified prior date, in which case such representations and warranties shall be correct in all material respects as of such specified prior date) and (ii) there exists no Default or Event of Default. Each of the Guarantors hereby ratifies its Guarantee of the Obligations and its grant of a security interest in the Collateral in which it has an interest to secure the payment of the Obligations.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                            FOAMEX L.P.

                            By:  FMXI, Inc., its Managing General Partner

                                 By:     /s/ George L. Karpinski
                                         --------------------------------
                                 Title:  Vice President
                                         --------------------------------


                            FMXI, INC.

                            By:     /s/ George L. Karpinski
                                    -------------------------------------
                            Title:  Vice President
                                    -------------------------------------


                            FOAMEX INTERNATIONAL INC.

                            By:     /s/ George L. Karpinski
                                    -------------------------------------
                            Title:  Senior Vice President
                                    -------------------------------------


                            FOAMEX CANADA INC.

                            By:     /s/ George L. Karpinski
                                    -------------------------------------
                            Title:  Treasurer
                                    -------------------------------------


                            FOAMEX CAPITAL CORPORATION

                            By:     /s/ George L. Karpinski
                                    -------------------------------------
                            Title:  Vice President
                                    -------------------------------------


                            FOAMEX LATIN AMERICA, INC.

                            By:     /s/ George L. Karpinski
                                    -------------------------------------
                            Title:  Vice President
                                    -------------------------------------


                            FOAMEX MEXICO, INC.

                            By:     /s/ George L. Karpinski
                                    -------------------------------------
                            Title:  Vice President
                                    -------------------------------------

                            FOAMEX MEXICO II, INC.

                            By:     /s/ George L. Karpinski
                                    -------------------------------------
                            Title:  Vice President
                                    -------------------------------------


                            FOAMEX ASIA, INC.

                            By:     /s/ George L. Karpinski
                                    -------------------------------------
                            Title:  Vice President
                                    -------------------------------------


                            FOAMEX CARPET CUSHION LLC

                            By:     /s/ George L. Karpinski
                                    -------------------------------------
                            Title:  Vice President
                                    -------------------------------------


                            BANK OF AMERICA, N.A., Individually and as
                            Administrative Agent

                            By:     /s/ William J. Wilson
                                    -------------------------------------
                            Title:  Vice President
                                    -------------------------------------


                            GENERAL ELECTRIC CAPITAL CORPORATION

                            By:     /s/ James DeSantis
                                    -------------------------------------
                            Title:  Duly Authorized Signatory
                                    -------------------------------------


                            JPMORGAN CHASE BANK, N.A.

                            By:     /s/ Steven C. Gross
                                    -------------------------------------
                            Title:  Vice President
                                    -------------------------------------


                            CONGRESS FINANCIAL CORPORATION
                            (CENTRAL)

                            By:     /s/ Thomas A. Martin
                                    -------------------------------------
                            Title:  Vice President
                                    -------------------------------------

                            STATE OF CALIFORNIA PUBLIC
                            EMPLOYEES' RETIREMENT SYSTEM

                            By:     /s/ J. Michael Claybar, Jr.
                                    -------------------------------------
                            Title:
                                    -------------------------------------


                            PNC BANK, NATIONAL ASSOCIATION

                            By:     /s/ W. Craig Stillwagon
                                    -------------------------------------
                            Title:
                                    -------------------------------------


                            WELLS FARGO FOOTHILL, LLC

                            By:     /s/ Juan Barrera
                                    -------------------------------------
                            Title:  Vice President
                                    -------------------------------------